SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Tractor Supply Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TRACTOR SUPPLY COMPANY
320 Plus Park Boulevard
Nashville, Tennessee 37217
www.myTSCstore.com

To Our Stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2003 Annual Meeting of Stockholders of Tractor Supply Company. The meeting will be held on Thursday, April 17, 2003, at the Company’s Store Support Center in Nashville, Tennessee. The meeting will start at 10:00 a.m. local time.

The following pages contain the formal notice of the Annual Meeting and our Proxy Statement, which describes the specific business to be considered and voted upon at the Annual Meeting. The meeting will include a report on Tractor Supply Company’s activities for the fiscal year ended December 28, 2002 and there will be an opportunity for comments and questions from stockholders.

We are offering you the option to receive future proxy materials electronically through the Internet. You can sign up by following the simple instructions contained in this mailing. Receiving future annual reports and proxy materials through the Internet will be simpler for you and save the Company money. If you have a computer with Internet access, I hope you will follow the instructions and sign up.

Whether or not you plan to attend the meeting, it is important that you be represented and that your shares be voted. After reviewing the Proxy Statement, I ask you to complete, sign and date the proxy card and return it as soon as possible in the envelope provided.

I look forward to seeing you at the Annual Meeting.

Sincerely,

Joseph H. Scarlett, Jr.
Chairman of the Board
and Chief Executive Officer

March 14, 2003

VOTING INFORMATION
INFORMATION ABOUT THE BOARD OF DIRECTORS
NOMINEES FOR DIRECTOR
COMPENSATION OF DIRECTORS
RELATED-PARTY TRANSACTIONS WITH TRACTOR SUPPLY COMPANY
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE’S REPORT
SUMMARY COMPENSATION
OPTION GRANTS IN LAST FISCAL YEAR
STOCK PERFORMANCE CHART
RATIFICATION OF REAPPOINTMENT OF INDEPENDENT AUDITORS
Appendix A.

TRACTOR SUPPLY COMPANY
320 Plus Park Boulevard
Nashville, Tennessee 37217
(615) 366-4600
www.myTSCstore.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 17, 2003

Please join us for the 2003 Annual Meeting of Stockholders of Tractor Supply Company. The meeting will be held at the Company’s Store Support Center, 320 Plus Park Boulevard, Nashville, Tennessee, on Thursday, April 17, 2003, at 10:00 a.m. (central time).

The purposes of the meeting are:

1.	To elect three Class III Directors for a three-year term ending at the 2006 Annual Meeting of Stockholders;

2.	To ratify the reappointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 27, 2003; and

3.	To transact any other business properly coming before the meeting.

You must own shares at the close of business on March 5, 2003 to vote at the meeting. Regardless of whether you plan to attend, please vote by signing, dating and returning the enclosed proxy card at your earliest convenience. You may, of course, revoke your proxy at any time before it is voted at the meeting. However, completing, signing and returning the proxy will assure your representation at the meeting if you do not attend.

By Order of the Board of Directors

David C. Lewis
Corporate Secretary

Nashville, Tennessee
March 14, 2003

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN,
DATE AND RETURN YOUR PROXY.

TRACTOR SUPPLY COMPANY
320 Plus Park Boulevard
Nashville, Tennessee 37217
(615) 366-4600

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 17, 2003

INTRODUCTION AND VOTING PROCEDURES

This Proxy Statement is being mailed beginning March 14, 2003 in connection with the solicitation of proxies by the Board of Directors of Tractor Supply Company, a Delaware corporation, for use at the Annual Meeting of Stockholders. The meeting will held at the Company’s Store Support Center, 320 Plus Park Boulevard, Nashville, Tennessee, on Thursday, April 17, 2003, at 10:00 a.m. (central time).

VOTING INFORMATION	1
INFORMATION ABOUT THE BOARD OF DIRECTORS	2
Nominees for Director	2
Compensation of Directors	5
Board Meetings and Committees	5
Related Party Transactions with Tractor Supply Company	7
Audit Committee Report	7
EXECUTIVE COMPENSATION	9
Compensation Committee Report	9
Summary Compensation Table	13
Option Grants	14
STOCK PERFORMANCE CHART	17
STOCK OWNERSHIP	18
INDEPENDENT AUDITORS	20
APPENDIX A – AUDIT COMMITTEE CHARTER	22

The Board of Directors solicits your proxy. The Company pays the cost of soliciting your proxy and reimburses brokers and others for forwarding proxy material to you.

VOTING INFORMATION

Who may vote? You may vote if you owned shares of the Company’s Common Stock at the close of business on March 5, 2003. You are entitled to one vote for each share you owned on that date on each matter presented at the meeting. At March 5, 2003, Tractor Supply Company had 18,362,405 shares of Common Stock outstanding.

What am I voting on? You will be voting on the following:

•	The election of three Class III directors;

•	The ratification of the reappointment of Ernst & Young LLP as the independent auditors; and

•	Any other matters properly introduced at the meeting.

How do I vote before the meeting? We have provided only one means of voting before the Meeting: you must vote by completing, signing and returning the enclosed proxy card. Please follow the directions on your proxy card carefully.

Can I vote at the meeting? You may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.

Is my vote confidential? Yes. Your proxy card, ballot and voting records will not be disclosed to Tractor Supply Company unless required by law, requested by you, or your vote is cast in a contested election. If you write comments on your proxy card, your comments will be forwarded to Tractor Supply Company, but how you voted will be kept confidential.

Who counts the votes? EquiServe Trust Company will count the votes. The Board has appointed a representative of EquiServe the independent inspector of the election.

Can I revoke my proxy? Yes. You can revoke your proxy by:

•	Filing written notice of revocation with Tractor Supply’s Corporate Secretary before the meeting;

•	Signing a proxy bearing a later date; or

•	Voting in person at the meeting.

What vote is required to pass an item of business? The holders of the majority of the outstanding shares of Common Stock must be present in person or represented by proxy to hold the meeting. Except for the election of directors, each proposal in this Proxy Statement will be approved if it receives a majority of the votes present, either in person or by proxy, at the Meeting. The election of directors is somewhat different: the three candidates who receive the most votes will be elected to the three available memberships on the Board. If you submit your proxy or attend the Meeting but choose to abstain from voting on any proposal, you will be considered present at the Meeting and not voting in favor of the proposal. This will not affect the election of directors. But since most other proposals pass only if they receive favorable votes from a majority of votes present at the Meeting, the fact that you are abstaining and not voting in favor of a proposal, will have the same effect as if you had voted against the proposal. In contrast, a “broker non-vote,” where a broker lacks authority to cast a vote as to a certain proposal, is not deemed present at the meeting with regard to that proposal and therefore has no impact on the outcome of the vote.

Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your shares FOR all of the nominees for director and FOR the ratification of the reappointment of the independent auditors.

The Annual Report to Stockholders of the Company for the fiscal year ended December 28, 2002, including audited financial statements, is being mailed with this Proxy Statement to all holders of record of Common Stock at the close of business on March 5, 2003. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at Company expense, with additional copies of the Annual Report so that such record holders could supply such material to beneficial owners as of March 5, 2003. Additional copies of the Annual Report and the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2002 to be filed with the Securities and Exchange Commission are available on the Company’s website, or may be obtained without charge upon request to the Company’s investor relations department.

ITEM 1: INFORMATION ABOUT THE BOARD OF DIRECTORS

Tractor Supply Company’s directors are divided into three classes, with staggered three-year terms. As a result, one class of directors is elected at each annual meeting and holds office until the expiration of their respective term. All nominees are presently directors of Tractor Supply Company. The company currently has nine directors. The Board has the authority under the Company’s Bylaws to fill vacancies and to increase or decrease its size between annual meetings.

NOMINEES FOR DIRECTOR

The Board, upon the recommendation of its Nominating Committee, has nominated each of the incumbent Class III directors, Joseph H. Scarlett, Jr., S.P. Braud and Cynthia T. Jamison for election as Class III directors for a three-year term expiring at the 2006 Annual Meeting of Stockholders. They were selected based on their broad experience, wisdom, integrity, understanding of the business environment, thorough appreciation for strong ethics and appropriate corporate governance, and their willingness to devote adequate time to Board duties.

The following table sets forth certain information concerning these nominees:

Nominees for Class III Directors

	Director	Positions with Company, Directorships and
Name and Age	Since	Business Experience for Last Five Years

Joseph H. Scarlett, Jr., 60	1982	Chairman and Chief Executive Officer of the Company since February 1993. Prior to this, Mr. Scarlett held various senior executive positions with Tractor Supply Company since 1978. Mr. Scarlett also serves as the Chairman of the International Mass Retail Association Board.

S.P. Braud, 72	1993	President and director of Braud Design/Build Inc., a residential construction company located in Ponte Vedra Beach, Florida, since October 1992. Previously served as a Vice President and the Treasurer and Chief Financial Officer of Service Merchandise Company, Inc. from 1986 to 1993.

	Director	Positions with Company, Directorships and
Name and Age	Since	Business Experience for Last Five Years

Cynthia T. Jamison, 43	2002	Partner in Tatum CFO Partners, LLP since June 1999. In that capacity, Ms. Jamison has held various chief financial officer positions with a variety of consumer and retail companies. Previously served as the Chief Financial Officer for Chart House Enterprises from 1998 to 1999 and Vice President of Finance for Allied Domecq Retailing, USA from 1996 to 1998. Other directorship: Horizon Organic Holdings, Inc., since March 2002.

If a nominee becomes unwilling or unable to serve, which is not expected, the proxies will be voted for a substitute person designated by the Board upon the recommendation of its Nominating Committee.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” THE ELECTION OF THESE NOMINEES.

Who are the other directors?

The following tables set forth the remaining directors, by Class, with their respective terms:

Class I Directors – Terms expire in April 2004

	Director	Positions with Company, Directorships and
Name and Age	Since	Business Experience for Last Five Years

James F. Wright, 53	2002	President and Chief Operating Officer of the Company since November 2000. From 1997 to 2000, served as President and Chief Executive Officer of Tire Kingdom. From 1988 to 1996, held senior management-level positions with Western Auto Supply Co.

Thomas O. Flood, 56	1985	Retired as Senior Vice President of Administra-tion and Finance, and Chief Financial Officer of the Company in September 1999, positions held since January 1996 and June 1993, respectively.

	Director	Positions with Company, Directorships and
Name and Age	Since	Business Experience for Last Five Years

Gerard E. Jones, 66	1999	Of Counsel to the law firm of Shipman & Goodwin LLP since June 2001. Shipman & Goodwin LLP serves as corporate counsel to the Company. Previously served as a Partner in the law firm of Richards & O’Neil LLP from 1972 to 2001. Richards & O’Neil LLP served as corporate counsel to the Company until April 2001. Serves as a director or trustee of 16 mutual funds managed by Morgan Stanley Investment Management, including the Morgan Stanley Institutional Fund, Inc.

Class II Directors – Terms expire in April 2005

	Director	Positions with Company, Directorships and
Name and Age	Since	Business Experience for Last Five Years

Joseph D. Maxwell, 64	1985	Retired as Vice President of Marketing of the Company in June 1996, after having served as Vice President of Marketing of the Company since 1984. Previously served in various capacities with the Company from 1980 to 1984.

Joseph M. Rodgers, 69	1995	Chairman of The JMR Group, an investment firm located in Nashville, Tennessee, since 1984. Previously served as the United States Ambassador to France from 1985 until 1989. Other directorships: AMR Corporation/American Airlines, Inc., since 1989; Lafarge Corporation, since 1989; SunTrust Bank, Nashville, N.A., since 1989.

Sam K. Reed, 56	2000	Retired as Vice Chairman and a director of Kellogg Company in March 2001. From 1996 to 2001, served as Chief Executive Officer and director of the Keebler Foods Company, Inc. From 1994 to 1995, served as President and Chief Executive Officer of the Western Bakery Group, a division of Specialty Foods Corporation. Other directorships: Weight Watchers International, since February 2002; and Castleberry Foods Company, since 1991.

COMPENSATION OF DIRECTORS

In fiscal 2002, the Company paid each director who was not also an employee of the Company an annual retainer of $20,000. In addition, the Company paid all such non-employee directors $1,500 for each Board meeting attended and $500 for each committee meeting attended if not held in conjunction with a Board meeting, and reimbursed all directors for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings.

Beginning in 2003, the Company will pay each director who is not also an employee of the Company an annual retainer of $28,000. In addition, the Company pays all such non-employee directors $3,000 for each Board meeting attended and $1,000 for each committee meeting attended ($2,000 is paid to each committee chairperson), and reimburses all directors for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. In addition, each of the directors is eligible to participate in the Company’s 1994 Stock Option Plan and 2000 Stock Incentive Plan under which non-qualified stock options for (i) 3,500 shares of Common Stock are automatically granted to each non-employee director of the Company upon election to the Board, and (ii) 1,500 shares of Common Stock are automatically granted to each non-employee director annually thereafter, with exercise prices equal to the fair market value of such shares at the time of grant. No director who is an employee of the Company receives compensation for services rendered as a director.

During the fiscal year ended December 28, 2002, Thomas O. Flood, who retired as Senior Vice President of Administration and Finance and Chief Financial Officer of the Company in 1999, received certain benefits available to Company executives and a portion of his health insurance costs were paid by the Company.

How often did the Board meet in 2002?

The Board held four regular meetings during the fiscal year ended December 28, 2002 to review significant developments affecting the Company, engage in strategic planning and act on matters requiring Board approval.

For the fiscal year ended December 28, 2002, each incumbent director attended at least 75% of the Board meetings and at least 75% of the meetings of committees on which he or she served.

What are the Committees of the Board?

			Functions and	Number of
Committee	Members		Additional Information	Meetings

Audit	S.P. Braud *	•	Oversees financial reporting,	3
	Cynthia T. Jamison		policies, procedures and internal
	Joseph M. Rodgers		controls of the Company
		•	Appoints the independent auditors
		•	Evaluates the general scope of the annual audit and approves all fees paid to the independent auditors
		•	The Board has determined that the Audit Committee is comprised completely of independent directors (within the meaning of the Nasdaq listing standards)
		•	The Board of Directors has adopted a written charter for the Audit Committee, an updated copy of which is attached to this Proxy Statement as Appendix A

Compensation	Cynthia T. Jamison*	•	Reviews and recommends	4
	Sam K. Reed		compensation of directors and
	Joseph M. Rodgers		executive officers
		•	Recommends grants of stock options to officers pursuant to stock incentive plans
		•	Reviews salary and benefit issues

Corporate Governance	Sam K. Reed*	•	Develops, sets and maintains	3
	S.P. Braud		corporate governance standards
	Joseph M. Rodgers	•	Reviews and monitors activities of Board members
		•	Evaluates the effectiveness of the Board process and committee activities

Nominating	Gerard E. Jones*	•	Make recommendations for nominees for	2
	Cynthia T. Jamison		director
	Sam K. Reed	•	Evaluates qualifications for new candidates for director positions

*     Committee Chairperson

RELATED-PARTY TRANSACTIONS WITH TRACTOR SUPPLY COMPANY

The Company leases two of its stores separately from Messrs. Scarlett and Maxwell under leases with entities controlled by each of them. (These leases were entered into prior to the Company’s 1994 initial public offering.) The Company believes these transactions were on general business terms comparable to those which would have been available if they had been entered into with unrelated parties. The Company does not intend to enter into any such transactions in the future without the approval of its independent Audit Committee.

In July 1997, after considering that Thomas O. Flood (at that time, the Company’s chief financial officer and, currently, a director of the Company) had chosen not to participate in the Company’s stock option plans due to his already large stock ownership, the Compensation Committee recommended, and the Board approved, a SERPSwap collateral assignment split dollar insurance plan intended to provide additional incentive to Mr. Flood and replace his existing deferred compensation plan participation. In connection with this action, in 1998, the Company entered into a Split-Dollar Agreement with Mr. Flood. The Company pay has continued to the premium under this agreement since Mr. Flood’s retirement as part of his retirement compensation ($50,000 annually for a period of 10 years). The Company obtained a collateral assignment of his insurance policy covering the full amount of the premium paid by the Company (the Company will be reimbursed from the cash surrender value or death proceeds from his insurance policy). The insurance policy will be released to Mr. Flood’s trust in the 16th year, at which time the death benefit value of the insurance policy is estimated to be approximately $2.7 million.

In September 1999, Mr. Flood retired from the Company. At that time, the Company entered into a non-competition agreement with Mr. Flood which extends through August 2004. During the term of this agreement, the Company will provide Mr. Flood and his wife with certain health benefits.

AUDIT COMMITTEE REPORT

Tractor Supply Company’s Audit Committee consists of three directors. The Board has adopted a charter that governs the Audit Committee. The Charter, updated for certain provisions of the recent Sarbanes-Oxley Act of 2002, is attached to this Proxy Statement as Appendix A. The members of the Committee are S.P. Braud (Chairman), Cynthia T. Jamison and Joseph M. Rodgers. Members of the Audit Committee are “independent” as defined by Nasdaq listing standards.

Tractor Supply Company’s management is responsible for the Company’s internal controls and financial reporting. Ernst & Young LLP, the Company’s independent auditors are responsible for auditing Tractor Supply Company’s annual consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on those financial statements. The Audit Committee monitors and oversees these processes is responsible for selecting a firm of independent accountants to be Tractor Supply Company’s independent auditors.

To fulfill our responsibilities, we did the following:

•	We reviewed and discussed with Tractor Supply Company management and the independent auditors Tractor Supply Company’s consolidated financial statements for the fiscal year ended December 28, 2002.

•	We reviewed management’s representations to us that those consolidated financial statements were prepared in accordance with generally accepted accounting principles.

•	We discussed with the independent auditors the matters that Statement of Auditing Standards No. 61 requires them to discuss with us, including matters related to the conduct of the audit of Tractor Supply Company’s consolidated financial statements.

•	We received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 relating to their independence from Tractor Supply Company, and we have discussed with Ernst & Young LLP their independence from Tractor Supply Company.

•	We considered whether Ernst & Young LLP’s provision of non-audit services to Tractor Supply Company is compatible with maintaining their independence from Tractor Supply Company.

Based on the discussions we had with management and the independent auditors, the independent auditors’ disclosures and letter to us, the representations of management to us and the report of the independent auditors, we recommended to the Board that Tractor Supply Company’s audited annual consolidated financial statements for fiscal year 2002 be included in the Company’s Annual Report on form 10-K for the fiscal year ended December 28, 2002 for filing with the Securities and Exchange Commission.

We also recommended that the Board select Ernst & Young LLP as Tractor Supply Company’s independent auditors to audit and report on any consolidated financial statements of Tractor Supply Company filed with the Securities and Exchange Commission prior to Tractor Supply Company’s annual stockholders meeting to be held in calendar year 2004. Under the Audit Committee’s revised charter, future selection of the Company’s independent auditors will be solely the responsibility of the Audit Committee.

The Audit Committee submits this report:

S.P. Braud (Chairperson) Cynthia T. Jamison Joseph M. Rodgers

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Jamison and Messrs. Reed and Rodgers serve on the Compensation Committee of the Board. There are no, and during fiscal 2002 there were no, interlocking relationships between any officers of the Company and any entity whose directors or officers serve on the Board’s Compensation Committee, nor did any current or past officers of the Company serve on the Compensation Committee during fiscal 2002.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE’S REPORT

ON EXECUTIVE COMPENSATION

Compensation Philosophy

Tractor Supply Company’s executive compensation program is designed to structure executive compensation consistent with the Company’s overall business strategy, philosophy and objectives. To that end, the Company’s compensation philosophy:

•	Embodies a “pay-for-performance” approach that rewards executives for long-term strategic management and enhancement of stockholder value;

•	Provides performance-based incentives that measure rewards against personal and Company goals; and

•	Promotes a competitive, market-driven design that provides incentives to attract and retain key executives.

The Company believes this philosophy attracts, retains and motivates key executives critical to the long-term success of the Company, all in a manner consistent with our stockholders’ interests.

The Compensation Committee sets the salaries of Joe Scarlett, Chairman and Chief Executive Officer, Jim Wright, President and Chief Operating Officer, Cal Massmann, Senior Vice President and Chief Financial Officer, Jerry Brase, Senior Vice President-Merchandising and Stan Ruta, Senior Vice President-Store Operations. As part of its oversight of the Company’s compensation programs, the Committee also reviewed the salaries paid to certain other Company executives.

This compensation philosophy is implemented through compensation packages that include various cash and non-cash components: (1) base salary, which is reviewed annually; (2) incentive payments under the Company’s management incentive plans; and (3) equity compensation consisting of stock options. The company has a Deferred Compensation Plan under which executives may defer compensation, with interest accruing on amounts deferred. The Company believes, based on an analysis of compensation conducted by the Compensation Committee, supplemented by independent compensation surveys of the retail industry in general and the Company’s survey of select retailers, that its base salaries are generally set somewhat below competitive levels; it therefore relies to a larger degree on annual and longer term “incentive” compensation.

Base Salary

In setting annual salaries, the Compensation Committee establishes an annual salary plan for each of the Company’s officers. The annual salary plan is based on numerous subjective factors,

which include the officer’s individual performance and responsibility level, and the Company’s performance for the preceding fiscal year, as well as objective factors such as general wage and salary levels and matching the officer’s position to comparable positions in the competitive marketplace by reference to the surveys referred to above. Generally, the salary goals for officers are targeted at or below the salary range mid-point of the 50th percentile of salaries for comparable positions (based on the surveys referred to above) so that a larger portion of the officer’s compensation is tied to Company performance, thereby more closely linking executive and stockholder interests. The annual salary plans are established by the Compensation Committee based on its assessment of the foregoing factors, as well as its assessment of each officer’s past performance and the Compensation Committee’s expectation of each officer’s future contributions in leading the Company.

Incentive Payments

All executive officers participate in the Company’s Executive Bonus Plan (“EBP”) under which they are eligible to receive an incentive payment. The incentive payment is a percentage of their annual base salary and is calculated based on the Company’s actual net income for the year in comparison to the Board-approved net income plan (the “profit performance”). The incentive payment can range from 10% to 19% of annual base salary if the Company’s profit performance ranges from 90% to 93%, and can increase to 90% to 150% of annual base salary if the Company’ profit performance is 110% or more.

The Company’s other officers also participated in the EBP under which they are eligible to receive an incentive payment ranging from 7% to 56% of their annual base salary under the same profit performance parameters as the senior executive officers. The Compensation Committee deems these provisions to be a reasonable reflection of the Company’s expectations, as well as an appropriate alignment of incentives with expected profit performance.

The Compensation Committee may recommend, and the Board may award, at its discretion, bonuses based on other subjective factors such as the executive’s individual performance, unusual factors and strategic long-term decisions affecting the Company’s performance during the fiscal year. The Compensation Committee or the Board may amend or terminate the EBP at any time. For fiscal 2002, all of the named executive officers were awarded bonuses as reflected in the Summary Compensation Table contained elsewhere in this Proxy Statement.

Equity Participation

A large portion of the officers’ total compensation is tied to stock performance, thus more closely aligning their interests with the long-term interests of the Company’s stockholders. This is accomplished primarily through the Company’s 1994 Stock Option Plan and 2000 Stock Incentive Plan, which are administered by the Compensation Committee of the Board of Directors. Stock options generally are granted annually to all officers and other key employees, have a 10-year term and are exercisable at the market price on the date of grant. The stock option grant size is determined by the Compensation Committee and generally is based on the number of shares whose value equals a percentage of the salary mid-point for comparable positions in both general and retailing industries, with the largest number of option shares being granted to senior executive officers, decreasing incrementally, based on position. The stock value is determined using the Black-Scholes option pricing method. The stock option grant size is also impacted by (1) the individual participant’s past performance, (2) expectations of the individual’s future contributions in leading the Company and (3) the Company’s overall performance. For stock options granted prior to 2002, the vesting is one-third each year, beginning on the third anniversary of the grant date, thus becoming 100% vested on the fifth anniversary of the grant date. For all stock options granted after 2001, the vesting is one-third each year, beginning on the first anniversary of the grant date, thus becoming 100% vested on the third anniversary of the grant date.

Deferred Compensation

The Company’s officers are also compensated, to a much lesser extent, pursuant to several other plans. The Executive Deferred Compensation Plan (“EDCP”), which is administered by the Compensation Committee, provides additional incentives for officers of the Company and enhances the Company’s ability to attract and retain the services of qualified persons. The EDCP provides that designated participants (all officers and a select group of other highly compensated employees of the Company) may elect to defer up to 40% of their annual base salary and up to 100% of their annual incentive compensation under their respective bonus plans. To be eligible for the salary deferral, each participant must contribute the maximum amount of salary to the Company’s 401(k) Plan subject to the Company’s match. Under the EDCP, the participants’ salary deferral is matched by the Company, 100% on the first 3% of base salary contributed and 50% on the next 3% of base salary contributed. Each participant’s account earns simple annual interest at the prime rate as in effect on January 1 each year. Each participant is fully vested in all amounts credited to their deferred compensation account. Payments under the EDCP are made within 30 days following the earlier of the participant’s (i) death, (ii) retirement, (iii) total and permanent disability, (iv) termination of employment with the Company or (v) some other date designated by the participant at the time of the initial deferral. Payments are made in cash and are paid in ten annual installments or in a single lump sum payment, at the election of the participant.

Other Plans

Officers also participate in the Executive Life Insurance Plan, which provides for basic term life insurance coverage (equal to four times salary rounded to the next highest $1,000 to a maximum of $1,000,000) in excess of that which is provided by the Company’s group life insurance plan.

The Company’s officers also participate in the various qualified and non-qualified employee benefit plans sponsored by the Company. The Company makes only nominal use of perquisites in compensating its executive officers.

Compensation of the Chief Executive Officer

Joe Scarlett has been the Company’s Chairman of the Board and Chief Executive Officer since February 1993. Mr. Scarlett’s base salary as Chief Executive Officer was set at $650,000 effective March 2003. Mr. Scarlett’s salary is determined by the Compensation Committee substantially in accordance with the policies described above relating to all officers of the Company. In particular, the base salary was based on a comparison of base salaries of chief executive officers of similar sized retailers participating in the compensation surveys referred to above, the Company’s overall performance and the Compensation Committee’s assessment of

Mr. Scarlett’s personal performance and accomplishments and expectations of Mr. Scarlett’s future contributions in leading the Company. The Company believes that after considering Mr. Scarlett’s base salary for fiscal 2003, Mr. Scarlett’s base salary is still below the salary mid-point of salaries for chief executive officers for retail and wholesale companies of comparable size based on the compensation surveys referred to above.

In July 1997, after considering that Mr. Scarlett had chosen not to participate in the Company’s stock option plans due to his already large stock ownership, the Compensation Committee recommended, and the Board approved, a SERPSwap collateral assignment split dollar insurance plan intended to provide additional incentive to Mr. Scarlett and replace his existing deferred compensation plan participation. In connection with this action, in 1998, the Company entered into a Split-Dollar Agreement (the “SDA”) with Mr. Scarlett. Pursuant to the terms of the SDA, (i) the Company pays the premium under the SDA ($106,198 annually for a period of 10 years), (ii) the Company obtained a collateral assignment of his insurance policy covering the full amount of the premium paid by the Company (the Company will be reimbursed from the cash surrender value or death proceeds from his insurance policy), and (iii) the insurance policy will be released to his trust in the 16th year, at which time the death benefit value of the insurance policy is estimated to be approximately $3.9 million.

Mr. Scarlett also received an incentive payment of $900,000 under the Company’s Senior Executive Incentive Plan. The bonus was based on the Company’s achievement of the net income performance goals established by the Committee and was paid in the current fiscal year but relates to performance in the fiscal year ended December 28, 2002.

Deductibility of Compensation

Internal Revenue Code Section 162(m) provides that compensation in excess of $1 million paid to an executive officer is not deductible unless it is performance based. Base salary does not qualify as performance-based compensation under Section 162(m). Although the Compensation Committee is mindful of this limitation on deductibility when it determines the compensation payable to the Company’s executive officers, other forms of compensation are paid to the Company’s executive officers from time to time that may not qualify for the performance based compensation exception.

Conclusion

The Compensation Committee believes that the Company’s Compensation Policies are strongly linked to the Company’s performance and the enhancement of stockholder value. The Compensation Committee intends to continually evaluate the Company’s Compensation Policies and plans to ensure that they are appropriately configured to align the interests of officers and stockholders and that the Company can attract, motivate and retain talented management personnel.

The Compensation Committee submits this report:

Cynthia T. Jamison (Chairperson) Sam K. Reed Joseph M. Rodgers

SUMMARY COMPENSATION

The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for all services rendered in all capacities to the Company for the fiscal years ended December 28, 2002, December 29, 2001 and December 30, 2000:

					Long-Term
					Compensation Awards

				Other Annual	Stock Options	All Other
Name and Position	Fiscal Year	Salary (1)	Bonus (2)	Compensation	(in shares)(3)	Compensation(4)

Joseph H. Scarlett, Jr.	2002	$580,769	$900,000	—	100,000	$118,559
Chairman of the Board	2001	$500,000	$250,000	—	—	$122,410
and Chief Executive	2000	$490,769	$0	—	—	$119,494
Officer

James F. Wright	2002	$415,384	$510,000	—	71,000	$29,029
President and Chief	2001	$375,000	$187,500	—	100,000	$118,390
Operating Officer (5)	2000	$57,962	$100,000	—	100,000	$25,495

Gerald W. Brase	2002	$233,269	$211,500	—	30,000	$20,870
Sr. Vice President-	2001	$224,750	$113,000	—	38,600	$224,565
Merchandising	2000	$219,500	$0		20,000	$14,611

Calvin B. Massmann	2002	$254,693	$231,300	—	30,000	$21,196
Sr. Vice President-	2001	$243,077	$122,500	—	38,600	$24,628
Chief Financial	2000	$216,923	$0	—	60,000	$74,888
Officer and Treasurer (6)

Stanley L. Ruta	2002	$196,154	$180,000	—	30,000	$1,025,189
Sr. Vice President-	2001	$172,115	$90,000	—	48,400	$61,830
Store Operations (7)	2000	$127,708	$0	—	10,000	$11,924

(1)	This column includes portion of salary deferred at the named executive’s election under the Tractor Supply Company Employee 401(k) Retirement Plan (the “401(k) Plan”) and the Executive Deferred Compensation Plan.

(2)	Incentive payments in this column relate to performance under the Executive Bonus Plan.

(3)	Share amounts have been adjusted to reflect a two-for one stock split effective August 2, 2002.

(4)	All Other Compensation” for the fiscal year ended December 28, 2002, includes Company contributions to The Tractor Supply Company 401(k) Plan, Company contributions and interest credited on deferred compensation, payments under the Medical Expense Reimbursement Plan, term life and long-term disability insurance premiums paid by the Company for the benefit of each officer, value realized upon exercise of stock options and premiums paid under a Split-Dollar Agreement. These amounts are shown in the following table:

		Company Match and		Term
		Interest on		Life and LTD	Taxable Gain on	Premium paid under
	Company Match on	Deferred	Medical Expense	Insurance	Exercise of	Split-Dollar
Name	401(k) Plan	Compensation	Reimbursement	Premiums	Stock Options	Agreement

Joseph H. Scarlett, Jr.	$8,277	$0	$2,261	$1,823	$0	$106,198
James F. Wright	$9,000	$5,569	$12,637	$1,823	$0	$0
Gerald W. Brase	$9,000	$2,128	$8,007	$1,735	$0	$0
Calvin B. Massmann	$8,014	$5,198	$6,179	$1,805	$0	$0
Stanley L. Ruta	$7,649	$6,359	$4,999	$1,567	$1,004,615	$0

(5)	Mr. Wright was appointed President and Chief Operating Officer effective in November 2000.

(6)	Mr. Massmann was appointed Senior Vice President-Chief Financial Officer and Treasurer effective in January 2000.

(7)	Mr. Ruta was appointed Senior Vice President-Store Operations effective in July 2000.

OPTION GRANTS IN LAST FISCAL YEAR

The following table reflects certain information with respect to options to acquire shares of the Company’s Common Stock granted under the Company’s 1994 Stock Option Plan and 2000 Stock Incentive Plan to the named officers named in the Summary Compensation Table above.

Individual Grants (1)					Potential Realizable
					Value at
	Number of	Percent of Total			Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term (2)
	Options	Employees	Base Price	Expiration
Name	Granted (#)	in Fiscal Year (%)	($/Sh)	Date	5% ($)	10% ($)

Joseph H. Scarlett, Jr.	100,000	16.1	$19.597	1/24/07	$541,430	$1,196,420
James F. Wright	71,000	11.4	$17.815	1/24/12	$795,470	$2,015,867
Gerald W. Brase	30,000	4.8	$17.815	1/24/12	$336,114	$851,775
Calvin B. Massmann	30,000	4.8	$17.815	1/24/12	$336,114	$851,775
Stanley L. Ruta	30,000	4.8	$17.815	1/24/12	$336,114	$851,775

(1)	The exercise price of the options granted is equal to the fair market value of the Company’s Common Stock on the date of grant. Options generally have a ten-year term. Options generally vest one-third each year, beginning on the third anniversary of the grant date, thus becoming 100% vested on the fifth anniversary of the grant date. Options granted to Mr. Scarlett have an exercise price of 110% of the fair market value of the Company’s Common Stock on the date of grant and have a five-year term.

(2)	The potential realizable value amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration date using 5% and 10% appreciation rates set by the Securities and Exchange Commission, compounded annually, and, therefore, are not intended to forecast possible future appreciation, if any, of the Company’s Common Stock price. Additionally, these values do not take into consideration the terms of the options providing for nontransferability, vesting, or termination of the options following termination of employment.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

     The following table reflects all stock options exercised by the named executives during the fiscal year ended December 28, 2002, and the number and value of options they held at fiscal year end:

					Value of
					Unexercised
			Number of Shares Underlying		In-the-Money
			Unexercised Options at Fiscal		Options at
			Year End (#)		FY-End ($) (2)

	Shares Acquired	Value Realized
Name	On Exercise (#)	($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph H. Scarlett, Jr.	-0-	-0-	-0-	100,000	-0-	$1,801,500
James F. Wright	-0-	-0-	-0-	271,000	-0-	$7,808,295
Gerald W. Brase	6,666	$129,279	16,669	101,933	$665,880	$2,718,599
Calvin B. Massmann	-0-	-0-	-0-	128,600	-0-	$3,594,873
Stanley L. Ruta	39,722	$1,025,669	5,333	95,067	$645,480	$2,555,284

(1)	The value realized equals the difference between the option exercise price and the closing price of the Company’s stock on the date of exercise, multiplied by the number of shares to which the exercise relates.

(2)	The value of unexercised in-the-money options is calculated based on the difference between the option exercise price and the closing price of the Company’s stock at fiscal year end, multiplied by the number of shares underlying the options. The closing price of the Company’s Common Stock as reported on The Nasdaq National Market on December 28, 2002 was $37.61.

Change in Control Agreements

The Company’s senior executive officers are each party to an agreement with the Company whereby, in the event of a change in control of the Company, certain severance benefits will be paid in exchange for a commitment from the executive officer for continued employment with the Company for six months following such change in control and an agreement not to compete for a one-year period thereafter. The benefits to be paid to each executive officer, which vary by position, include (1) the equivalent of 1.5 or two times the annual base salary and target incentive for the year in which the date of termination falls, (2) proration of the base salary and target incentive for the year in which the date of termination occurs, (3) provision of existing life, disability and medical benefits for a period of eighteen months or two years beyond the date of termination and (4) the stock options outstanding at the date of termination will continue to be exercisable for a period of two years beyond the date of termination or, at the Company’s election, may be canceled upon lump sum payment of the cash equivalent of the excess of the fair market value of all existing options on the date of termination over the exercise price of the related options. Further, each agreement provides for an additional “gross-up” payment to cover applicable excise tax and federal, state and local income and employment taxes. These agreements expire in June 2007.

For purposes of these agreements, “change in control” is defined as (1) any person who becomes the beneficial owner, directly or indirectly, of more than 30% of the combined voting power of the Company, (2) any change in the majority of the Board of Directors from the composition as of August 2002, (3) consummation of a reorganization, merger or consolidation of the Company whereby more that 50% of the combined voting power of the then outstanding shares of the Company changes or (4) a sale or disposition of all or substantially all of the assets of the Company (unless such sales does not result in a change in the proportional ownership existing immediately prior to such sale or disposition).

STOCK PERFORMANCE CHART

The following graph compares the percentage change in the cumulative total stockholder return on the Company’s Common Stock from December 27, 1997 to December 28, 2002 (the Company’s fiscal year-end) with the cumulative total returns of the S&P 500 Index and the S&P Retail Index over the same period. The comparison assumes that $100 was invested on December 27, 1997 in the Company’s Common Stock and in each of the foregoing indices. The historical stock price performance shown on this graph is not necessarily indicative of future performance.

	12/27/97	12/26/98	1/1/00	12/30/00	12/29/01	12/28/02

Tractor Supply Company	$100.00	$148.06	$110.34	$58.62	$227.17	$518.76
S&P 500	$100.00	$130.95	$156.89	$140.99	$123.98	$93.48
S&P Retail Index	$100.00	$167.86	$205.42	$171.75	$188.14	$52.45

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). A copy of each report is furnished to Tractor Supply Company.

SEC regulations require Tractor Supply Company to identify in its proxy statement those individuals for whom any of such reports was not filed on a timely basis during the most recent fiscal year. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 28, 2002, all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10% beneficial owners were complied with by such persons, except that Thomas O. Flood filed one late report relating to four separate sales of shares in February 2002 (these transactions were reported to the SEC in March 2002) and Joseph H. Scarlett, Jr. filed one late report relating to his beneficial ownership at the end of fiscal 2002 (this report was filed with the SEC one day after the due date in February 2003).

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of January 31, 2003 by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (ii) each director or person nominated to be a director, (iii) each named executive officer and (iv) all directors and executive officers of the Company as a group. The determinations of “beneficial ownership” of the Common Stock are based upon responses to Company inquiries that cited Rule 13d-3 under the 1934 Act. Such Rule provides that shares shall be deemed to be “beneficially owned” where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition, of shares; or where a person has the right to acquire any such beneficial ownership within 60 days after the date of determination. Except as disclosed in the notes to the table, each named person has sole voting and investment power with respect to the number of shares shown as beneficially owned by him. There were 18,287,468 shares of Common Stock issued and outstanding on January 31, 2003.

	Name and Address	Shares Beneficially	Percent
Class	of Beneficial Owner (a)	Owned	of Class

Common Stock
	Joseph H. Scarlett, Jr. (b) (c)	3,045,025	16.6%
	James F. Wright (d)	34,733	*
	Gerald W. Brase (d)	44,768	*
	Calvin B. Massmann (d)	41,656	*
	Stanley L. Ruta (d)	24,248	*
	S.P. Braud (d)	2,000	*
	Thomas O. Flood (d) (e)	389,798	2.1%
	Cynthia T. Jamison (d)	-0-	*
	Gerard E. Jones (d)	21,080	*
	Joseph D. Maxwell (d) (f)	333,968	1.8%
	Sam K. Reed (d)	10,000	*
	Joseph M. Rodgers (d)	18,549	*
	All directors and executive officers as a group
	(13 persons) (b) (c) (d) (e) (f)	3,980,013	21.5%

*	Less than 1%

(a)	The addresses of Messrs. Scarlett, Wright, Brase, Massmann, Ruta, Braud, Flood, Jones, Maxwell, Reed and Rodgers and Ms. Jamison are c/o the Company, 320 Plus Park Blvd., Nashville, Tennessee 37217.

(b)	Shares of Common Stock owned by Mr. Scarlett and the directors and executive officers as a group include approximately 52,308 shares of Common Stock allocated to Mr. Scarlett’s 401(k) Plan account, with respect to which Mr. Scarlett has investment and voting power on a pass through basis.

(c)	Includes 200,000 shares owned by Mr. Scarlett’s wife with respect to which Mrs. Scarlett has investment and voting power and Mr. Scarlett disclaims beneficial ownership.

(d)	Shares of Common Stock owned by Messrs. Scarlett, Wright, Massmann, Brase, Ruta, Braud, Flood, Jones, Maxwell, Reed and Rodgers and the directors and executive officers as a group include approximately 33,333; 23,666; 30,000; 37,779; 22,000; 2,000; 6,000; 13,000; 16,000; 10,000; 3,333 and 214,333 shares of Common Stock, respectively, which are beneficially owned pursuant to options granted under the Company’s 1994 Stock Option Plan and 2000 Stock Incentive Plan, because they will have the right to acquire beneficial ownership of the shares of Common Stock relating thereto within 60 days after January 31, 2003.

(e)	Includes 140,000 shares owned by Mr. Flood’s wife with respect to which Mrs. Flood has investment and voting power and Mr. Flood disclaims beneficial ownership.

(f)	Includes 209,984 shares owned by Mr. Maxwell’s wife with respect to which Mrs. Maxwell has investment and voting power and Mr. Maxwell disclaims beneficial ownership.

RATIFICATION OF REAPPOINTMENT
OF INDEPENDENT AUDITORS

The Audit Committee has reappointed Ernst & Young LLP as the firm of independent auditors to audit the financial statements of the Company for the fiscal year ending December 27, 2003. Ernst & Young LLP has served as independent auditors for the Company since 2001. At the Annual Meeting, the stockholders are being asked to ratify the reappointment of Ernst & Young LLP as the Company’s independent auditors for fiscal 2003. In the event of a negative vote on such ratification, the Audit Committee may reconsider its selection.

Representatives of Ernst & Young LLP have been invited to and are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from stockholders.

The Company engaged Ernst & Young LLP (“E&Y”) as its new independent auditors as of September 17, 2001. Since September 17, 2001 and through December 28, 2002, the Company has not consulted with E&Y regarding any matters specified in Items 304(a)(2)(i) or (ii) of Regulation S-K under the Securities Exchange Act of 1934.

Fees billed by the Company’s independent auditors, for the last two fiscal years, were as follows:

	2002	2001

Audit fees	$184,529	$171,270
Audit-related fees	5,625	0
Tax fees (1)	430,511	529,690
All other fees	0	0

(1)	Amount of tax fees includes $210,000 and $171,994 for outsourcing of income tax compliance in 2002 and 2001, respectively, as well as fees for various sales tax-related audit assistance and other tax-related advisory services.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” THE PROPOSAL TO RATIFY the reappointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 27, 2003.

STOCKHOLDER PROPOSALS

Stockholders who desire to submit to the Company proposals for possible inclusion in the Company’s proxy materials for the 2004 Annual Meeting of Stockholders must submit such proposals by November 13, 2003 to the Corporate Secretary of the Company at 320 Plus Park Blvd., Nashville, Tennessee 37217.

For a stockholder proposal that is not intended to be included in the Company’s proxy materials but is intended to be raised by the stockholder from the floor at the 2004 Annual Meeting of Stockholders, the stockholder must provide timely advance notice in accordance with the Company’s by-laws. The Company’s by-laws contain an advance notice provision which provides that, to be timely, a stockholder’s notice of intention to bring business before a meeting must be received by the Corporate Secretary of the Company at the above address not later than sixty (60) days nor earlier than ninety (90) days prior to the first anniversary of the date of the Company’s proxy statement for the prior year’s annual meeting (no later than January 12, 2004 and no earlier than December 13, 2003 for the Company’s 2004 Annual Meeting of Stockholders). In the event, however, that the date of the annual meeting is changed by more than thirty (30) from the date of the prior year’s annual meeting, such notice and supporting documentation must be received by the Corporate Secretary of the Company not later than the tenth day following the date on which the Company provides notice of the date of such annual meeting but in no event later than the fifth business day preceding the date of such annual meeting.

OTHER MATTERS

The Board does not intend to present any business at the Annual Meeting other than the items stated in the “Notice of Annual Meeting of Stockholders” and knows of no other business to be presented for action at the meeting. If, however, any other business should properly come before the meeting or any continuations or adjournments thereof, it is intended that the enclosed proxy will be voted with respect thereto in accordance with the best judgment and discretion of the persons named in the proxy.

In addition to solicitation by mail, certain of the Company’s directors, officers and regular employees, without additional compensation, may also solicit proxies personally or by telephone, telecopy or telegram. The costs of such solicitation will be borne by the Company. The Company will also make arrangements with brokerage houses, custodians and other nominees to send proxy materials to the beneficial owners of shares of the Company’s Common Stock held in their names, and the Company will reimburse them for their related postage and clerical expenses.

AVAILABILITY OF FORM 10-K
AND ANNUAL REPORT TO STOCKHOLDERS

Copies of the Company’s Annual Report to Stockholders for the fiscal year ended December 28, 2002, which includes certain audited financial information about the Company, are currently being mailed to stockholders together with this Proxy Statement. Additional copies of such Annual Report, along with copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2002, as filed with the Securities and Exchange Commission (exclusive of documents incorporated therein by reference), are available without charge to stockholders on the Company’s Internet website (www.myTSCstore.com) or upon written request to the Company’s investor relations department at the Company’s main address.

Appendix A.

Tractor Supply Company
Audit Committee Charter

1. Purpose

The Audit Committee is a committee of the Board of Directors. Its primary function is to perform the oversight responsibilities of the Board by reviewing:

•	Financial statements and information provided to shareholders and others,

•	The system of internal controls established by management and the Board of Directors,

•	Financial reporting principles and policies,

•	Internal and external audit processes, and

•	Information systems, data integrity and security.

The Audit Committee will facilitate open communications relating to financial accounting, reporting and internal control matters between itself, management, the internal auditors and the external auditor.

2. Organization

•	The Audit Committee shall be composed of at least three independent directors who shall be appointed annually by the Board of Directors.

•	Only independent directors, as defined by Nasdaq and the rules adopted by the Securities and Exchange Commission (the “SEC”) pursuant to Section 301 of the Sarbanes-Oxley Act of 2002 (the “Act”), may serve on the Audit Committee.

•	Members of the Audit Committee shall be financially literate and at least one member of the Committee shall be an “audit committee financial expert,” as defined in the rules adopted by the SEC pursuant to Section 407 of the Act.

•	The Board shall appoint one of the members of the Audit Committee as Chairperson. It is the responsibility of the Chairperson to schedule all meetings of the Committee and to provide the Committee with a written agenda for all meetings.

•	The Audit Committee shall meet at least four times per year. The Committee may invite members of management or others to attend its meetings and to provide pertinent information as necessary.

•	The Board of Directors shall provide sufficient funding to the Audit Committee to permit it to carry out its functions set forth herein.

The Corporate Governance Committee shall recommend prospective members, with input from the Chairperson of the Audit Committee and appointment by the full Board of Directors.

3. Authority

In discharging its responsibilities, the Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist in the conduct of any activity within the scope of this charter. The external auditor is ultimately responsible to the Audit Committee.

4. Duties and Responsibilities

In fulfilling its responsibilities, the Audit Committee shall:

(a) General

•	Review the Committee’s charter on an annual basis and recommend modifications, as necessary, to the Corporate Governance Committee and the Board of Directors.

•	Report Committee actions to the Board of Directors, including any recommendations the Committee may deem appropriate.

•	Meet with the Director of Internal Audit, the external auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee and to confirm that the external auditors and internal auditors have had full, free and unrestricted access to all Company records, property, personnel and operations during the course of their audits.

•	Review with the Director of Internal Audit and the external auditor the coordination of audit efforts to assure completeness of the coverage of key business controls and risk areas, reduction of redundant efforts and the effective use of audit resources.

•	Establish procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

(b) Internal Controls and Risk Assessment

•	Review the Company’s process for assessing significant risks or exposures and the steps management has taken to minimize such risks.

•	Consider and review with management, the external auditor and the Director of Internal Audit:

1.	The effectiveness of or weaknesses in the Company’s internal controls and the overall control environment.
2.	Any related significant findings and recommendations of the external auditors and internal audit, together with management’s responses thereto, including the plan and timetable for implementation of corrective actions.
3.	The status and adequacy of management information systems and other information technology, including the significant related risks and major controls over such activities.

4.	Receive, and act upon as appropriate, the disclosures made by the Chief Executive Officer and the Chief Financial Officer concerning internal controls and fraud required by Rule 13a-14 of the Securities Exchange Act of 1934.

(c) Financial Reporting

•	Receive, and act upon as appropriate, the information provided by the external auditor pursuant to Section 204 of the Act concerning:

1.	All critical accounting policies and practices.
2.	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternatives and the treatment preferred by the external auditor.
3.	Other material written communications with management.

•	Resolve any disagreements between management and the external auditor regarding financial reporting.

•	Upon completion of the annual audit, discuss with management and the external auditor:

1.	The Company’s annual financial statements, related footnotes and annual report on Form 10-K to be filed with the SEC.
2.	The external auditor’s audit of the annual financial statements and related report thereon.
3.	Any significant changes required in the external auditor’s audit plan and any significant difficulties or disputes with management encountered during the course of the audit.
4.	The existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves.
5.	Changes in accounting principles, including the rationale for such changes and their impact on the financial statements.
6.	The overall quality of the Company’s financial reporting and the Company’s accounting principles.
7.	Any other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

•	Based upon its findings in performing this review, the Audit Committee will make a recommendation to the Board of Directors regarding the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K. In addition, the Audit Committee will provide a report in the Company’s annual proxy statement which discusses (1) whether the committee discussed these matters with management and the external auditors and (2) whether the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K.

•	The external auditors shall perform reviews of the Company’s quarterly financial statements and discuss with management and with the Committee or its Chairman the results of their review prior to the filing of the Company’s quarterly report on Form 10-Q.

(d) External Auditor

•	Annually appoint, evaluate the performance of and, when necessary, replace the external auditor.

•	Approve the compensation of the external auditor.

•	Review the scope and approach of the annual audit, including the identification of business and financial risks and exposures, with the external auditor and approve the engagement letter describing all the services to be performed by them.

•	Confirm the independence of the external auditor. On an annual basis, obtain from the external auditor a written statement that confirms their independence and addresses relationships and services that may impact independence. The Committee shall take appropriate action in response to the external auditor’s report to satisfy itself of the external auditor’s independence.

•	Pre-approve all auditing services and non-audit services provided by the external auditor, other than as described in the engagement letter. Such pre-approval may be delegated to one or more designated members of the Audit Committee, which pre-approvals shall be presented to the Audit Committee at its next meeting. Such pre-approval is waived if in compliance with the de minimus exception contained in Section 202 of the Act.

•	Instruct the external auditor to report directly to the Audit Committee any serious difficulties or disagreements with management.

(e) Internal Auditor

•	Review and evaluate the scope and nature of the internal audit plan, including the linkage of the plan to the Company’s overall business objectives and management’s identification of success and risk factors.

•	Authorize and approve the appointment, replacement, reassignment or dismissal of the Director of Internal Audit.

•	Consider, in consultation with the Director of Internal Audit, the scope, role and independence of the internal audit function.

•	Review with management and the Director of Internal Audit significant audit findings, management’s responses thereto, corrective actions implemented as a result of such findings and any change in the scope of the internal audit plan.

•	Review with the Director of Internal Audit and management the internal audit department budget, staffing and charter.

TRACTOR SUPPLY COMPANY

Annual Meeting of Stockholders

Proxy Solicited on Behalf of the Board of Directors

P R O X Y	The undersigned hereby appoints Calvin B. Massmann and David C. Lewis and each of them (with power of substitution) proxies of the undersigned to represent and vote, as designated on the reverse side, all shares of common stock, par value $.008 per share (“Common Stock”), of Tractor Supply Company (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on April 17, 2003 and at any adjournment thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

[X]     Please mark votes as in this example.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted “FOR” Items 1 and 2. The Board of Directors recommends a Vote “FOR” Items 1 and 2.

1.	Election of three Class III Directors for a three-year term ending at the 2006 Annual Meeting of Stockholders.

Nominees for Class III Directors:
(01) Joseph H. Scarlett, Jr., (02) S. P. Braud and (03) Cynthia T. Jamison

FOR	WITHHOLD
ALL	FROM ALL
NOMINEES	NOMINEES

_______________________________
For all nominees except as noted above

FOR	AGAINST	ABSTAIN

2.	Ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 27, 2003.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

IMPORTANT: Please date and sign as your name appears at left and return in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the stockholder is a corporation, a duly authorized officer whose title is stated should sign this proxy in the full corporation name.

Signature: __________________________________ Date ______________________

Signature: __________________________________ Date ______________________